EXHIBIT 99.i.2

                     LETTERHEAD OF SULLIVAN & WORCESTER LLP

                                                               Boston
                                                               February 16, 1998

The Trustees of The Alger American Fund
75 Maiden Lane
New York, New York 10038

     Re:  The Alger American Fund
          Amendment to Registration Statement on Form N1-A

Ladies and Gentlemen:

     You have requested our opinion as to certain matters of Massachusetts law in connection with the filing by The Alger American Fund (formerly "THE ALGER VARIABLE INSURANCE PRODUCTS FUND"), a trust with transferable shares established under Massachusetts law (the "TRUST"), of Post-Effective Amendment No. 16 to the Trust's Registration Statement on Form N-1A (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "Securities Act"), Registration No. 33-21722, and Amendment No. 18 to its Registration Statement under the Investment Company Act of 1940, Registration No. 811-05550 (collectively, the "Amendment").

     We acted as Massachusetts counsel to the Trust in connection with the execution and delivery of its Declaration of Trust filed with the Secretary of the Commonwealth of Massachusetts on May 6, 1988 (the "Original Declaration"), and the several amendments thereto filed January 18, 1989, June 26, 1992, October 6, 1993 and February 18, 1994 (the Original Declaration as so amended, the "Declaration"), and the authorization by the Trustees of the Trust of the issuance and sale of shares of beneficial interest, one mill ($.001) par value, of the several series authorized by the Declaration (the "Shares") which are to be registered pursuant to the Amendment. In this connection, we have examined and are familiar with the Declaration, the Bylaws of the Trust, the Amendment, substantially in the form in which it is to be filed with the Securities and Exchange Commission (the "SEC"), the forms of the Prospectus (the "Prospectus") and the Statement of Additional Information (the "SAI") included in the Amendment, certificates of officers of the Trust as to actions of the Trustees, certificates of officers of the Trust and of public officials as to other matters of fact, and such questions of law and fact, as we have

The Trustees of
  The Alger American Fund           -2-                      February 16, 1999


considered necessary or appropriate for purposes of the opinions expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as certified copies, which facts we have not independently verified.

     Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under Massachusetts law:

1. The Trust is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

2. The Trust is authorized to issue an unlimited number of Shares; the Shares have been duly and validly authorized by all requisite action of the Trustees of the Trust, and no action of the shareholders of the Trust is required in such connection.

3. The Shares subject to the Registration Statement, when duly sold, issued and paid for as contemplated by the Prospectus and the SAI, will be validly and legally issued, and fully paid and nonassessable by the Trust.

     With respect to the opinion stated in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

     This letter expresses our opinions as to the provisions of the Declaration and the laws of The Commonwealth of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

     We hereby consent to the reference to us in the Prospectus, and to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                Very truly yours,

                                                /s/ Sullivan & Worcester LLP
                                                --------------------------------
                                                SULLIVAN & WORCESTER LLP